Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Monday, October 19, 2009
Gannett Co., Inc. Reports Third Quarter Results
Earnings per Diluted Share of $0.31; Non-GAAP Earnings per Diluted Share of $0.44
Operating Cash Flow was $255.5 million
McLEAN, VA – Gannett Co., Inc. (NYSE: GCI) reported today that 2009 third quarter earnings per diluted share were $0.31 compared to earnings per share of $0.69 for the third quarter of 2008. Results for both quarters included the special items noted below. Earnings per diluted share for the third quarter of 2009, excluding special items, were $0.44. On a comparable basis, earnings per diluted share for the third quarter of 2008 were $0.76.
Results for the third quarter of 2009 include $44.7 million of pre-tax non-cash charges associated primarily with facility consolidations and asset impairments ($28.9 million after-tax or $0.12 per share) and $2.3 million in pre-tax costs covering workforce restructuring ($1.4 million after-tax or $0.01 per share). Results for the third quarter of 2008 included $23.0 million in pre-tax workforce restructuring expenses ($14.4 million after-tax or $0.07 per share).
The Non-GAAP Financial Information section which follows provides details of these special items and their effects on the Statements of Income.
“We finished the quarter on a stronger note with better than anticipated results due primarily to better trends in advertising and greater efficiencies across all of our business segments. Our results for the quarter exceeded the high end of previously announced estimate ranges for revenue, operating cash flow, and earnings per share. Although recessions in the U.S. and UK continued to temper ad demand and revenue growth during the quarter, we are encouraged by the revenue trends. Third quarter year-over-year comparisons of publishing advertising revenue were a few percentage points better than year-over-year comparisons for the second quarter and September was our best comparison month of the year. We’ve seen improvements in our Broadcasting segment as well. Excluding Olympic and political ad spending, core revenue comparisons were better in the third quarter than the second quarter. Operating profits in our digital segment, on a pro forma basis, were substantially higher this quarter relative to the third quarter last year,” said Craig Dubow, Gannett chairman, president and chief executive officer.
“Our operating expenses were significantly lower in the quarter reflecting substantially lower newsprint expense as well as our continued success in lowering costs across all of our businesses. We continued to opportunistically manage our capital structure in the quarter and reduce our overall debt. Our bond financing was very well received in the capital markets as we successfully raised $500 million in two $250 million tranches with maturities in 2014 and 2017. In addition, we paid down $197 million in debt in the quarter and the year-to-date debt reduction totaled $504 million despite the challenging economic environment. We now have almost 25 percent of our debt maturing in the fourth quarter of 2014 or beyond,” Dubow continued.
The weak economies in the U.S. and UK continued to pressure advertising demand. Total reported operating revenues for the company were $1.3 billion in the third quarter compared to
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$1.6 billion in the third quarter of 2008. Digital segment revenues were 84.2 percent higher driven by the consolidation of CareerBuilder for the full quarter in 2009. On a pro forma basis, total revenue comparisons year-over-year in the third quarter, while down, improved relative to year-over-year comparisons for the first quarter and the second quarter. The exit of a commercial printing business announced last quarter resulted in the absence of about $21 million of revenues for our Publishing segment compared to the third quarter last year.
Reported operating expenses were 14.4 percent lower in the quarter and totaled $1.2 billion. The significantly lower expense level reflects efficiency efforts that resulted in workforce restructuring and facility consolidations in the current period and prior periods, in addition to sharply lower newsprint expense. The decline in expense was partially offset by the consolidation of CareerBuilder for the full quarter this year. On a pro forma basis, operating expenses, excluding special items in both quarters, were 20.2 percent lower.
Operating cash flow (defined as operating income plus depreciation, amortization and non-cash asset impairment and other charges) was $255.5 million for the quarter. Net income was $73.8 million.
Average diluted shares outstanding in the third quarter totaled 238,815,000.
PUBLISHING
Operating revenues generated by the Publishing segment were $1.0 billion for the quarter, a 23.5 percent decline from the third quarter in 2008 and reflect the challenging advertising environment. Publishing segment operating cash flow was approximately $173.0 million.
Advertising revenues totaled $699.6 million, a 28.4 percent decline compared to the third quarter of 2008. Retail was 22.4 percent lower, national was down 25.0 percent, and classified declined 36.9 percent. Advertising revenues in the U.S. were down 26.0 percent while at Newsquest, our operations in the UK, ad revenues declined 28.7 percent, in pounds. The exchange rate for the British pound declined 13.5 percent to 1.64 in the third quarter of 2009 from 1.90 in the same quarter last year. Overall, advertising revenue year-over-year comparisons for the third quarter were better than second quarter year-over-year results in both the U.S. and the UK.
Ad revenue percentage changes for the retail, national and classified categories for the publishing segment (on a constant currency basis) including domestic publishing and Newsquest (in pounds) were as follows:

			Total
			Publishing
	U.S. Publishing	Newsquest	Segment
	(including USA TODAY)	(in pounds)	(constant currency)

Retail	(21.5%)	(19.0%)	(21.3%)
National	(25.2%)	(10.4%)	(24.3%)
Classified	(33.8%)	(34.7%)	(34.1%)

	(26.0%)	(28.7%)	(26.4%)
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Classified revenues were down 36.9 percent reflecting declines of 33.8 percent in the U.S. and 34.7 percent, in pounds, at Newsquest. Automotive, employment and real estate declined 35.0 percent, 55.5 percent and 36.8 percent, respectively. The percentage changes in the classified categories in total (on a constant currency basis) for domestic publishing and Newsquest for the third quarter of 2009 compared to the third quarter in 2008 were as follows:

			Total
			Publishing
	U.S.	Newsquest	Segment
	Publishing	(in pounds)	(constant currency)
Automotive	(31.8%)	(37.4%)	(32.9%)
Employment	(55.4%)	(48.8%)	(53.0%)
Real Estate	(35.3%)	(30.6%)	(34.0%)
Legal	9.3%	—	9.3%
Other	(21.3%)	(17.4%)	(20.0%)

	(33.8%)	(34.7%)	(34.1%)
Year-over-year classified comparisons in the third quarter were the best thus far this year. The year-over-year comparisons in U.S. Community Publishing were better than second quarter comparisons by almost 5 percentage points while the comparisons at Newsquest, in pounds, were approximately 10 percentage points better than second quarter comparisons.
The soft economy continued to negatively impact national advertising company-wide. Ad demand at USA TODAY was particularly affected by the slowdown in the travel industry. The travel, automotive and entertainment categories were all down significantly in the quarter. Paid advertising pages totaled 493 compared with 713 in the third quarter last year.
Reported publishing expenses were $939.7 million, a 20.3 percent decline due primarily to cost control and efficiency efforts including facility consolidations and workforce restructuring in this and prior periods as well as significantly lower newsprint expenses. Operating expenses excluding special charges from both quarters would have been down 21.9 percent. Newsprint expense was 43.4 percent lower in the quarter. Newsprint prices continued to fall during the third quarter. We expect more favorable price comparisons in the fourth quarter.
BROADCASTING
Broadcasting revenues (which include Captivate) were $151.5 million in the quarter compared to $197.0 million in 2008’s third quarter which included approximately $50 million in ad demand related to the Olympics and the elections. A three-fold increase in retransmission revenues to $14.3 million and solid revenue growth from Captivate this quarter partially offset the absence of Olympic and election ad spending and continued weakness in the automobile category.
Television revenues were down 24.7 percent to $145.2 million. Based on current trends, we would expect the percentage decline in television revenues to be in the low twenties for the fourth quarter of 2009 compared to the fourth quarter of 2008. This is due primarily to the absence of approximately $58.1 million of political ad revenue achieved in the fourth quarter of 2008.
Operating expenses for the broadcasting segment totaled $108.4 million in the third quarter of 2009 compared to $113.0 million a year ago. The 4.1 percent decline was due primarily to efforts to
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control costs and create efficiencies. Operating expenses excluding special items in both quarters were 8.9 percent lower. Operating cash flow was $58.5 million in the quarter.
DIGITAL
The digital segment includes results for CareerBuilder, PointRoll, ShopLocal, Planet Discover, Schedule Star and Ripple6. Results for CareerBuilder and ShopLocal were initially consolidated in the third quarter of 2008 when the company acquired ShopLocal and controlling interest in CareerBuilder. Ripple6 was acquired in November 2008. Results for PointRoll, Planet Discover and Schedule Star, which had been previously included in the publishing segment, have been reclassified to the digital segment for prior periods.
Digital operating revenues totaled $143.0 million in the quarter compared with $77.6 million in 2008, reflecting primarily the consolidation of CareerBuilder for the full quarter in 2009. Operating expenses were $118.3 million. Operating cash flow was $33.3 million reflecting significantly better results for most of our digital properties.
On a pro forma basis, operating revenues were 20.4 percent lower reflecting the impact of weaker employment ad demand on CareerBuilder’s results. Operating expenses declined 28.4 percent and savings exceeded the revenue shortfall. Operating income, as a result, was 70.7 percent higher and totaled $24.6 million while operating cash flow increased $10.3 million or 45.0 percent.
NON-OPERATING ITEMS
The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/new technology businesses including Classified Ventures. Equity earnings also included the company’s equity share of results for CareerBuilder for the first two months of the third quarter of 2008, before the company acquired controlling interest and began consolidating its results.
The $6.1 million decline in equity income in unconsolidated investees for the third quarter of 2009 reflects a non-cash impairment charge of $5.4 million for an investment and lower operating results from our newspaper partnerships. These factors were partially offset, however, by improved results from other digital investee companies, particularly Classified Ventures.
The $5.8 million earnings improvement from other non-operating items was due primarily to higher investment income and currency gains related to UK operations.
Interest expense was $38.1 million compared to $46.8 million for the third quarter last year reflecting lower debt balances and lower average interest rates. On October 2, 2009, the company completed the private placement of unsecured senior notes totaling $500 million in two tranches: $250 million with a coupon of 8.75 percent due 2014 and $250 million with a coupon of 9.375 percent due 2017.
The company’s effective tax rate was 30.2 percent for the third quarter of 2009 compared with 26.3 percent, for the third quarter of 2008. The lower tax rate for 2008 reflected favorable U.S. state tax settlements.
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In the first quarter of 2009, Gannett adopted Statement of Financial Accounting Standards No. 160 (FAS 160), “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (as subsequently codified in Accounting Standards Codification Topic 810). FAS 160 affected primarily the company’s reporting of the 49.2 percent noncontrolling interest in CareerBuilder. Previously the company presented this minority interest in “Other non-operating items” in the Condensed Consolidated Statements of Income. Under FAS 160, “Net income” in the Condensed Consolidated Statements of Income reflects 100 percent of CareerBuilder results, as the company holds the controlling interest. “Net income” is subsequently adjusted to remove the noncontrolling (minority) interest to arrive at “Net income attributable to Gannett Co., Inc.” While this presentation is different than previously required by GAAP, the final net income results attributable to the company are the same under FAS 160 as they would have been under the previous reporting method.
* * * *
At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In September, Gannett’s consolidated domestic Internet audience share was 26.0 million unique visitors reaching 13.4 percent of the Internet audience, according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracted over 73 million monthly page impressions from approximately 7.3 million unique users. CareerBuilder’s unique visitors in September totaled 17.9 million.
All references in this release to “pro forma” or “comparable” results and “operating cash flow” are to non-GAAP financial measures. Management believes that use of these measures allow investors and management to measure, analyze and compare the company’s results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the company’s consolidated statements of income is attached.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company’s Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-378-4361 and international callers should dial 719-325-2313 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 1059848. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 1059848. Materials related to the call will be available through the Investor Relations section of the company’s Web site Monday morning.
Gannett Co., Inc. (NYSE: GCI) is an international news and information company operating on multiple platforms including the Internet, mobile, newspapers, magazines and TV stations. Gannett is an Internet leader with hundreds of newspaper and TV Web sites; CareerBuilder.com, the nation’s top employment site; USATODAY.com; and more than 80 local MomsLikeMe.com sites. Gannett publishes 84 daily U.S. newspapers, including USA TODAY, the nation’s largest-selling daily newspaper, and more than 700 magazines and other non-dailies including USA WEEKEND. Gannett also operates 23 television stations in 19 U.S. markets. Gannett subsidiary Newsquest is the United Kingdom’s second largest regional newspaper company with 17 daily paid-for titles, more than 200 weekly newspapers, magazines and trade publications, and a network of Web sites.
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Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Robin Pence
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	rpence@gannett.com
# # #

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Thirteen	Thirteen
	weeks ended	weeks ended	% Inc
	Sept. 27, 2009	Sept. 28, 2008	(Dec)

Net Operating Revenues:
Publishing advertising	$699,644	$977,111	(28.4)
Publishing circulation	284,259	298,978	(4.9)
Digital	142,955	77,594	84.2
Broadcasting	151,458	197,000	(23.1)
All other	58,267	86,627	(32.7)

Total	1,336,583	1,637,310	(18.4)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	796,984	985,004	(19.1)
Selling, general and administrative expenses, exclusive of depreciation	284,111	328,320	(13.5)
Depreciation	50,901	57,682	(11.8)
Amortization of intangible assets	8,378	7,123	17.6
Facility consolidation and asset impairment charges	39,248	—	***

Total	1,179,622	1,378,129	(14.4)

Operating income	156,961	259,181	(39.4)

Non-operating (expense) income:
Equity income (loss) in unconsolidated investees, net	(373)	5,711	***
Interest expense	(38,065)	(46,802)	(18.7)
Other non-operating items	3,570	(2,192)	***

Total	(34,868)	(43,283)	(19.4)

Income before income taxes	122,093	215,898	(43.4)
Provision for income taxes	36,900	56,700	(34.9)

Net income	85,193	159,198	(46.5)
Net income attributable to noncontrolling interest	(11,441)	(1,141)	***

Net income attributable to Gannett Co., Inc.	$73,752	$158,057	(53.3)

Earnings per share — basic	$0.31	$0.69	(55.1)

Earnings per share — diluted	$0.31	$0.69	(55.1)

Dividends per share	$0.04	$0.40	(90.0)

The company recorded workforce restructuring charges of $2.3 million in the third quarter of 2009 and $23.0 million in the third quarter of 2008. The company also recorded facility consolidation and asset impairment charges totaling $39.2 million in the third quarter of 2009 which included accelerated depreciation expense. Impairment charges totaling $5.4 million were also recorded in the third quarter of 2009 related to an equity method investment.
The Non-GAAP Financial Information section which follows provides details of those special items affecting third quarter results and presents comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items.
In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 were fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 were fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008, a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll , Planet Discover, Schedule Star and Ripple6 (from the date of acquisition in period 11, 2008) . Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Thirty-nine	Thirty-nine
	weeks ended	weeks ended	% Inc
	Sept. 27, 2009	Sept. 28, 2008	(Dec)

Net Operating Revenues:
Publishing advertising	$2,175,478	$3,182,194	(31.6)
Publishing circulation	876,699	914,150	(4.1)
Digital	428,469	111,495	***
Broadcasting	447,914	559,748	(20.0)
All other	199,094	264,581	(24.8)

Total	4,127,654	5,032,168	(18.0)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,503,300	2,960,042	(15.4)
Selling, general and administrative expenses, exclusive of depreciation	886,593	922,755	(3.9)
Depreciation	160,435	172,393	(6.9)
Amortization of intangible assets	24,775	21,838	13.4
Facility consolidation and asset impairment charges	86,639	2,501,874	(96.5)

Total	3,661,742	6,578,902	(44.3)

Operating income (loss)	465,912	(1,546,734)	***

Non-operating (expense) income:
Equity loss in unconsolidated investees, net	(223)	(258,837)	(99.9)
Interest expense	(130,949)	(139,308)	(6.0)
Other non-operating items	22,609	27,342	(17.3)

Total	(108,563)	(370,803)	(70.7)

Income (loss) before income taxes	357,349	(1,917,537)	***
Provision (benefit) for income taxes	116,100	22,200	***

Net income (loss)	241,249	(1,939,737)	***
Net income attributable to noncontrolling interest	(19,581)	(1,184)	***

Net income (loss) attributable to Gannett Co., Inc.	$221,668	$(1,940,921)	***

Earnings per share — basic	$0.95	$(8.49)	***

Earnings per share — diluted	$0.94	$(8.49)	***

Dividends per share	$0.12	$1.20	(90.0)

The company recorded workforce restructuring and related costs of $25.4 million in 2009 and $63.4 million in 2008. The company also recorded non-cash facility consolidation costs, including accelerated depreciation, and asset impairment charges totaling $86.6 million in 2009 and $2.50 billion in 2008. A pension settlement gain of $39.8 million was recorded in 2009 and a pension curtailment gain of $46.5 million was recorded in 2008.
In the non-operating section of the Statements of Income, the company recorded equity method investee non-cash impairment charges of $5.4 million in 2009 and $260.6 million in 2008, and a land sale gain of $25.5 million in 2008. In 2009, the company also recorded a non-cash charge of $28.0 million for the write-down of certain assets held for sale and a $42.7 million gain related to a second quarter debt exchange.
The Non-GAAP Financial Information section which follows provides details of those special items affecting year-to-date results and presents comparisons of key elements of the Condensed Consolidated Statements of Income (Loss) excluding these items.
In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 were fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 were fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008, a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll , Planet Discover, Schedule Star and Ripple6 (from the date of acquisition in period 11, 2008) . Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	September 27, 2009	September 28, 2008	(Dec)

Net Operating Revenues:
Publishing	$1,042,170	$1,362,716	(23.5)
Digital	142,955	77,594	84.2
Broadcasting	151,458	197,000	(23.1)

Total	$1,336,583	$1,637,310	(18.4)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$102,468	$183,432	(44.1)
Digital	24,646	6,136	***
Broadcasting	43,026	83,957	(48.8)
Corporate	(13,179)	(14,344)	(8.1)

Total	$156,961	$259,181	(39.4)

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$70,486	$48,224	46.2
Digital	8,604	4,094	***
Broadcasting	15,475	8,513	81.8
Corporate	3,962	3,974	(0.3)

Total	$98,527	$64,805	52.0

Operating Cash Flow:
Publishing	$172,954	$231,656	(25.3)
Digital	33,250	10,230	***
Broadcasting	58,501	92,470	(36.7)
Corporate	(9,217)	(10,370)	(11.1)

Total	$255,488	$323,986	(21.1)

The company recorded workforce restructuring charges of $2.3 million in the third quarter of 2009 and $23.0 million in the third quarter of 2008. The company also recorded facility consolidation and asset impairment charges totaling $39.2 million in the third quarter of 2009 which included accelerated depreciation expense.
The Non-GAAP Financial Information section which follows provides details of those special items affecting third quarter results and presents comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items. The table below reflects the impact of those items in the aggregate on the company’s business segment results.
Special Items Unfavorable (Favorable) Impact on Segment Operating Income:

Publishing	$34,121	$20,397	67.3
Broadcasting	7,407	2,098	***
Corporate	—	480	***

Total	$41,528	$22,975	80.8

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 were fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 were fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008 a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover, Schedule Star and Ripple6 (from date of acquisition in period 11, 2008). Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
Broadcasting includes results from the company’s 23 television stations and Captivate Network. Captivate delivers news, information and advertising to a highly desirable audience demographic through its video screens located in elevators of office towers and select hotel lobbies across North America.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

	Thirty-nine weeks ended	Thirty-nine weeks ended	% Inc
	September 27, 2009	September 28, 2008	(Dec)

Net Operating Revenues:
Publishing	$3,251,271	$4,360,925	(25.4)
Digital	428,469	111,495	***
Broadcasting	447,914	559,748	(20.0)

Total	$4,127,654	$5,032,168	(18.0)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$328,080	$(1,737,470)	***
Digital	41,852	9,784	***
Broadcasting	137,405	220,996	(37.8)
Corporate	(41,425)	(40,044)	3.4

Total	$465,912	$(1,546,734)	***

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$199,505	$2,648,943	(92.5)
Digital	26,534	6,876	***
Broadcasting	33,745	27,168	24.2
Corporate	12,065	13,118	(8.0)

Total	$271,849	$2,696,105	(89.9)

Operating Cash Flow:
Publishing	$527,585	$911,473	(42.1)
Digital	68,386	16,660	***
Broadcasting	171,150	248,164	(31.0)
Corporate	(29,360)	(26,926)	9.0

Total	$737,761	$1,149,371	(35.8)

The company recorded workforce restructuring and related costs of $25.4 million in 2009 and $63.4 million in 2008. The company also recorded non-cash facility consolidation costs, including accelerated depreciation, and asset impairment charges totaling $86.6 million in 2009 and $2.50 billion in 2008. A pension settlement gain of $39.8 million was recorded in 2009 and a pension curtailment gain of $46.5 million was recorded in 2008.
The Non-GAAP Financial Information section which follows provides details of those special items affecting year-to-date results and presents comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items. The table below reflects the impact of those items in the aggregate on the company’s business segment results.
Special Items Unfavorable (Favorable) Impact on Segment Operating Income (Loss):

Publishing	$62,702	$2,520,984	(97.5)
Broadcasting	9,509	(112)	***
Corporate	—	(2,116)	***

Total	$72,211	$2,518,756	(97.1)

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 were fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 were fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008 a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover, Schedule Star and Ripple6 (from date of acquisition in period 11, 2008). Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
Broadcasting includes results from the company’s 23 television stations and Captivate Network. Captivate delivers news, information and advertising to a highly desirable audience demographic through its video screens located in elevators of office towers and select hotel lobbies across North America.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income (Loss).

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
“Operating cash flow”, a non-GAAP measure, is defined as operating income plus depreciation, amortization, and facility consolidation and asset impairment charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended September 27, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$172,954	$33,250	$58,501	$(9,217)	$255,488
Less:
Depreciation	(34,799)	(4,044)	(8,096)	(3,962)	(50,901)
Amortization	(3,604)	(4,560)	(214)	—	(8,378)
Facility consolidation and asset impairment charges	(32,083)	—	(7,165)	—	(39,248)

Operating income	$102,468	$24,646	$43,026	$(13,179)	$156,961

Thirteen weeks ended September 28, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$231,656	$10,230	$92,470	$(10,370)	$323,986
Less:
Depreciation	(43,594)	(1,966)	(8,148)	(3,974)	(57,682)
Amortization	(4,630)	(2,128)	(365)	—	(7,123)

Operating income	$183,432	$6,136	$83,957	$(14,344)	$259,181

Thirty-nine weeks ended September 27, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$527,585	$68,386	$171,150	$(29,360)	$737,761
Less:
Depreciation	(110,380)	(13,160)	(24,830)	(12,065)	(160,435)
Amortization	(10,758)	(13,374)	(643)	—	(24,775)
Facility consolidation and asset impairment charges	(78,367)	—	(8,272)	—	(86,639)

Operating income	$328,080	$41,852	$137,405	$(41,425)	$465,912

Thirty-nine weeks ended September 28, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$911,473	$16,660	$248,164	$(26,926)	$1,149,371
Less:
Depreciation	(133,864)	(2,192)	(24,414)	(11,923)	(172,393)
Amortization	(16,059)	(4,684)	(1,095)	—	(21,838)
Facility consolidation and asset impairment charges	(2,499,020)	—	(1,659)	(1,195)	(2,501,874)

Operating income (loss)	$(1,737,470)	$9,784	$220,996	$(40,044)	$(1,546,734)

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding operating income, non-operating expense, income before taxes, net income, and diluted earnings per share (“EPS”) excluding certain special items. Management believes operating income, non-operating expense, income before taxes, net income, and EPS excluding these items better reflects the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Operating income, non-operating expense, income before taxes, net income, and EPS excluding these items should not be considered a substitute for these computations calculated in accordance with GAAP.
The tables below reconcile these measures prepared in accordance with GAAP to these measures excluding special items:

	Thirteen	Thirteen
	weeks ended	weeks ended
	Sept. 27, 2009	Sept. 28, 2008
Operating income as reported (GAAP basis)	$156,961	$259,181
Workforce restructuring and related expenses	2,280	22,975
Facility consolidation and asset impairment charges	39,248	—

Adjusted operating income (Non-GAAP basis)	$198,489	$282,156

Non-operating (expense) income as reported (GAAP basis)	$(34,868)	$(43,283)
Impairment of equity method investment	5,438	—

Adjusted non-operating (expense) income (Non-GAAP basis)	$(29,430)	$(43,283)

Income before income taxes as reported (GAAP basis)	$122,093	$215,898
Workforce restructuring and related expenses	2,280	22,975
Facility consolidation and asset impairment charges	39,248	—
Impairment of equity method investment	5,438	—

Adjusted income before income taxes (Non-GAAP basis)	$169,059	$238,873

Net income attributable to Gannett Co., Inc. as reported (GAAP basis)	$73,752	$158,057
Workforce restructuring and related expenses	1,422	14,374
Facility consolidation and asset impairment charges	24,417	—
Impairment of equity method investment	4,475	—

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$104,066	$172,431

Diluted earnings per share:
Earnings per share (GAAP basis)	$0.31	$0.69
Workforce restructuring and related expenses	0.01	0.07
Facility consolidation and asset impairment charges	0.10	—
Impairment of equity method investment	0.02	—

Adjusted earnings per share (Non-GAAP basis)	$0.44	$0.76

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding operating income, non-operating expense, income before taxes, net income, and diluted earnings per share (“EPS”) excluding certain special items. Management believes operating income, non-operating expense, income before taxes, net income, and EPS excluding these items better reflects the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Operating income, non-operating expense, income before taxes, net income, and EPS excluding these items should not be considered a substitute for these computations calculated in accordance with GAAP.
The tables below reconcile these measures prepared in accordance with GAAP to these measures excluding special items:

	Thirty-nine	Thirty-nine
	weeks ended	weeks ended
	Sept. 27, 2009	Sept. 28, 2008
Operating income (loss) as reported (GAAP basis)	$465,912	$(1,546,734)
Workforce restructuring and related expenses	25,407	63,382
Facility consolidation and asset impairment charges	86,639	2,501,874
Pension gain	(39,835)	(46,500)

Adjusted operating income (loss) (Non-GAAP basis)	$538,123	$972,022

Non-operating (expense) income as reported (GAAP basis)	$(108,563)	$(370,803)
Impairment of newspaper publishing partnerships and other equity method investments	5,438	260,643
Debt exchange gain	(42,746)	—
Impairment of publishing assets to be sold	28,035	—
Tysons land sale gain	—	(25,530)

Adjusted non-operating (expense) income (Non-GAAP basis)	$(117,836)	$(135,690)

Income (loss) before income taxes as reported (GAAP basis)	$357,349	$(1,917,537)
Workforce restructuring and related expenses	25,407	63,382
Facility consolidation and asset impairment charges	86,639	2,501,874
Impairment of newspaper publishing partnerships and other equity method investments	5,438	260,643
Debt exchange gain	(42,746)	—
Pension gain	(39,835)	(46,500)
Impairment of publishing assets to be sold	28,035	—
Tysons land sale gain	—	(25,530)

Adjusted income (loss) before income taxes (Non-GAAP basis)	$420,287	$836,332

Net income (loss) attributable to Gannett Co., Inc. as reported (GAAP basis)	$221,668	$(1,940,921)
Workforce restructuring and related expenses	16,015	41,182
Facility consolidation and asset impairment charges	54,050	2,367,856
Impairment of newspaper publishing partnerships and other equity method investments	4,475	162,400
Debt exchange gain	(26,075)	—
Pension gain	(24,735)	(28,940)
Impairment of publishing assets to be sold	24,155	—
Tysons land sale gain	—	(15,829)

Adjusted net income (loss) attributable to Gannett Co., Inc. (Non-GAAP basis)	$269,553	$585,748

Diluted earnings per share:
Earnings per share (GAAP basis)	$0.94	$(8.49)
Workforce restructuring and related expenses	0.07	0.18
Facility consolidation and asset impairment charges	0.23	10.36
Impairment of newspaper publishing partnerships and other equity method investments	0.02	0.71
Debt exchange gain	(0.11)	—
Pension gain	(0.11)	(0.13)
Impairment of publishing assets to be sold	0.10	—
Tysons land sale gain	—	(0.07)

Adjusted earnings per share (Non-GAAP basis)	$1.15 (a)	$2.56

(a)	Total per diluted share amount does not sum due to rounding.